ADM Reports Third Quarter Earnings of $0.58 per Share,
$0.59 per Share on an Adjusted Basis
•Net earnings of $341 million
•Improving second half operating environment sets stage for a stronger 2017

CHICAGO, Nov. 1, 2016—Archer Daniels Midland Company (NYSE: ADM) today reported financial results for the quarter ended September 30, 2016.

“After working through the challenging environment in the first half of the year, we capitalized on improving operating conditions in the third quarter and are positioned well for a solid finish to the year,” said ADM Chairman and CEO Juan Luciano. “Ag Services results were driven by U.S. exports that surged through the quarter, creating improved merchandising opportunities as the global market relied heavily on U.S. exports of corn and soybeans. Results for Corn included strong performance in North American sweeteners and starches, growth from our international corn operations and steady results for bioproducts. Oilseeds results were impacted by significantly lower global soy crushing margins, weaker origination results in Brazil and the unusual equity loss from our Wilmar investment. WFSI results included strong growth from WILD Flavors with mixed results from our specialty ingredients businesses.

“We continued to execute our strategic plan in the quarter. We acquired Caterina Foods, a manufacturer of specialty gluten-free and high-protein pastas. In addition, we further invested in Asia’s growing and evolving food demand by increasing our strategic ownership stake in Wilmar to 23 percent. Our ethanol dry mill review has progressed and we are targeting receipt of final proposals from a short list of interested parties by the end of the calendar year. And, we have implemented nearly $250 million of new run-rate savings actions through the third quarter and expect to exceed our $275 million target by the end of the calendar year. In line with our balanced capital allocation framework, we have returned $1.3 billion to shareholders in dividends and share buybacks through the first nine months of the year.

“With improving market conditions and a large U.S. harvest, combined with the team’s solid execution capabilities, we feel good about the remainder of the year and a stronger 2017.”

Third Quarter 2016 Highlights:

	Quarter ended September 30
	2016			2015
	As Reported	Adj	Adjusted[1]	As Reported	Adj	Adjusted[1]
	(in millions, except per share amounts)

Earnings per share	$0.58	$0.01	$0.59	$0.41	$0.19	$0.60

Segment Operating Profit[1]
Agricultural Services	$193	$2	$195	$149	$—	$149
Corn Processing	212	2	214	131	34	165
Oilseeds Processing	144	1	145	335	(59)	276
WFSI	73	—	73	70	—	70
Other	23	—	23	24	—	24
Total	$645	$5	$650	$709	$(25)	$684

1 Non-GAAP financial measures; see pages 4 and 9 for explanations and reconciliations, including after-tax amounts.

Third Quarter 2016 Highlights (continued):

•
EPS as reported of $0.58 includes a $0.09 per share credit related to LIFO, $0.08 per share of charges related to asset impairments, restructuring and settlements, and other charges of $0.02 per share. Excluding these items, adjusted EPS is $0.59[1].

•	Trailing four-quarter-average adjusted ROIC was 5.8 percent[1], 80 basis points below our annual WACC of 6.6 percent.

•	The effective tax rate for the quarter was 28 percent compared to 31 percent in the year-ago quarter due to changes in the mix of earnings.

•	During the first nine months of 2016, the company returned $1.3 billion to shareholders through dividends and share repurchases.

Results of Operations:
In Ag Services, merchandising and handling results were up due to increased volumes and improved margins as crop shortages in South America accelerated this year’s seasonal shift in global demand to North America. The global trade desk results were lower in the quarter as some commodity prices declined, causing global buyers to draw down their inventories, which limited merchandising opportunities.

Transportation results improved due to strong exports and improved freight rates.

Milling and Other continued to perform well with another solid quarter, consistent with the year-ago period, on strong product margins related to seasonal demand.

In Corn Processing, sweeteners and starches results improved as the North American business continued to perform well with solid demand, production efficiencies and improved raw material costs. The company’s results from its international corn operations improved in the quarter. Bioproducts results, excluding last year’s Brazilian sugar impairment charge, were essentially flat with improved operational performance and margins from Animal Nutrition, offset by slightly lower ethanol results compared to last year.

In Oilseeds Processing, crushing and origination results declined significantly versus a very strong year-ago quarter due to lower soy crush margins. In addition, origination volumes were lower due to reduced Brazilian soybean and corn crops.

Refining, packaging, biodiesel and other results were up from the year-ago quarter due to solid results in biodiesel, specialty fats and oils and better Golden Peanut and Tree Nuts margins.

Oilseeds results in Asia for the quarter declined from the year-ago period, primarily due to Wilmar’s unusual equity loss in the second quarter . ADM records its share of Wilmar’s results on a one-quarter lag basis and recorded a $48 million equity loss in the third quarter, compared to income of $36 million in the third quarter one year ago.

WFSI results were up slightly versus the year-ago quarter with strong operating profit growth in flavors and ingredient systems, and the integration of Eatem Foods, offset by mixed results from the specialty ingredients businesses and some start-up items.

Other financial operating profit was essentially flat on steady ADM Investor Services volumes and results from captive insurance operations.

1 Non-GAAP financial measures; see pages 9 and 10 for explanations and reconciliations, including after-tax amounts.

Other Items of Note
As additional information to help clarify underlying business performance, the tables on page 9 include both reported EPS as well as adjusted EPS excluding significant timing effects.

Segment operating profit of $645 million as reported for the quarter includes charges of $2 million in Ag Services related to asset impairment and restructuring; charges of $2 million in Corn Processing primarily related to a $4 million final settlement of sales proceeds from the Brazilian sugar ethanol disposal, partially offset by hedge timing gains; and a $1 million restructuring charge in Oilseeds. Prior year Oilseeds results included earnings of $63 million related to the company’s cocoa business which was sold in the fourth quarter of 2015, including $31 million of hedge timing effects.

In addition, corporate results include $74 million in legal settlements and related fees, impairment charges and losses on sales of various equity investments.

The effective tax rate for the quarter was 28 percent compared to 31 percent in the year-ago quarter, due to changes in the geographic mix of earnings and the tax impact of portfolio actions.

Conference Call Information
ADM will host a webcast on Nov. 1, 2016, at 8 a.m. Central Time to discuss financial results and provide a company update. A financial summary slide presentation will be available to download approximately 60 minutes prior to the call. To listen to the webcast or to download the slide presentation, go to www.adm.com/webcast. A replay of the webcast will also be available for an extended period of time at www.adm.com/webcast.

Forward-Looking Statements
Some of the above statements constitute forward-looking statements. These statements are based on many assumptions and factors that are subject to risk and uncertainties. ADM has provided additional information in its reports on file with the SEC concerning assumptions and factors that could cause actual results to differ materially from those in this presentation, and you should carefully review the assumptions and factors in our SEC reports. To the extent permitted under applicable law, ADM assumes no obligation to update any forward-looking statements.

About ADM
For more than a century, the people of Archer Daniels Midland Company (NYSE: ADM) have transformed crops into products that serve the vital needs of a growing world. Today, we’re one of the world’s largest agricultural processors and food ingredient providers, with more than 32,300 employees serving customers in more than 160 countries. With a global value chain that includes 428 crop procurement locations, 280 ingredient manufacturing facilities, 39 innovation centers and the world’s premier crop transportation network, we connect the harvest to the home, making products for food, animal feed, industrial and energy uses. Learn more at www.adm.com.

Archer Daniels Midland Company

Media Relations                    Investor Relations
Steve Schrier                    Mark Schweitzer
312-634-8484                    217-451-8286

Financial Tables Follow

Segment Operating Profit and Corporate Results
A non-GAAP financial measure
(unaudited)

	Quarter ended September 30			Nine months ended September 30
(In millions)	2016	2015	Change	2016	2015	Change

Agricultural Services Operating Profit	$193	$149	$44	$365	$495	$(130)
Merchandising and handling (excl. specified items)	92	57	35	102	205	(103)
Milling and other (excluding specified item)	60	61	(1)	164	183	(19)
Transportation (excluding specified item)	43	31	12	62	82	(20)
Gains on sales of assets/revaluation*	—	—	—	43	27	16
Impairment and restructuring charges*	(2)	—	(2)	(6)	(2)	(4)

Corn Processing Operating Profit	$212	$131	$81	$562	$448	$114
Sweeteners and starches (excl. specified items)	176	125	51	499	355	144
Bioproducts (excluding specified items)	38	40	(2)	7	125	(118)
Gains (loss) on sales of assets*	(4)	—	(4)	59	6	53
Corn hedge timing effects*	3	(1)	4	4	(4)	8
Impairment and restructuring charges*	(1)	(33)	32	(7)	(34)	27

Oilseeds Processing Operating Profit	$144	$335	$(191)	$638	$1,148	$(510)
Crushing and origination (excl. specified items)	76	175	(99)	331	707	(376)
Refining, packaging, biodiesel, and other (excluding specified items)	119	68	51	251	213	38
Asia (excluding specified item)	(50)	33	(83)	59	140	(81)
Gain on sale of assets*	—	32	(32)	—	100	(100)
Impairment and restructuring charges*	(1)	(4)	3	(3)	(32)	29
Cocoa hedge timing effects*	—	31	(31)	—	20	(20)

Wild Flavors & Specialty Ingredients Operating Profit	$73	$70	$3	$249	$242	$7
Wild Flavors and Specialty Ingredients (excluding specified item)	73	70	3	237	242	(5)
Gain on revaluation*	—	—	—	12	—	12

Other Operating Profit	$23	$24	$(1)	$84	$39	$45
Financial	23	24	(1)	84	39	45

Segment Operating Profit	$645	$709	$(64)	$1,898	$2,372	$(474)
*Memo: Adjusted Segment Operating Profit	$650	$684	$(34)	$1,796	$2,291	$(495)

Corporate Results	$(165)	$(342)	$177	$(705)	$(789)	$84
LIFO credit (charge)	85	75	10	(17)	16	(33)
Interest expense - net	(74)	(68)	(6)	(205)	(226)	21
Unallocated corporate costs	(106)	(113)	7	(325)	(344)	19
Minority interest and other charges	(70)	(236)	166	(158)	(235)	77
Earnings Before Income Taxes	$480	$367	$113	$1,193	$1,583	$(390)

Segment operating profit is ADM’s consolidated income from operations before income tax excluding corporate items. Adjusted segment operating profit is segment operating profit adjusted, where applicable, for specified items and timing effects (see items denoted*). Timing effects relate to hedge ineffectiveness and significant mark-to-market hedge timing effects. Management believes that segment operating profit and adjusted segment operating profit are useful measures of ADM’s performance because they provide investors information about ADM’s business unit performance excluding corporate overhead costs as well as specified items and significant timing effects. Segment operating profit and adjusted segment operating profit are non-GAAP financial measures and are not intended to replace earnings before income tax, the most directly comparable GAAP financial measure. Segment operating profit and adjusted segment operating profit are not measures of consolidated operating results under U.S. GAAP and should not be considered alternatives to income before income taxes or any other measure of consolidated operating results under U.S. GAAP.

Consolidated Statements of Earnings
(unaudited)

	Quarter ended September 30		Nine months ended September 30
	2016	2015	2016	2015
	(in millions, except per share amounts)

Revenues	$15,832	$16,565	$45,845	$51,257
Cost of products sold	14,727	15,476	43,187	48,102
Gross profit	1,105	1,089	2,658	3,155
Selling, general, and administrative expenses	561	519	1,575	1,550
Asset impairment, exit, and restructuring costs	11	65	36	96
Equity in (earnings) losses of unconsolidated affiliates	2	(61)	(153)	(287)
Interest income	(23)	(13)	(68)	(52)
Interest expense	78	69	213	235
Other (income) expense - net	(4)	143	(138)	30
Earnings before income taxes	480	367	1,193	1,583
Income taxes	(136)	(114)	(331)	(454)
Net earnings including noncontrolling interests	344	253	862	1,129
Less: Net earnings (losses) attributable to noncontrolling interests	3	1	7	(2)
Net earnings attributable to ADM	$341	$252	$855	$1,131

Diluted earnings per common share	$0.58	$0.41	$1.44	$1.80

Average number of shares outstanding	589	615	593	627

Other (income) expense - net consists of:
Losses (Gains) on sales of assets/revaluations (a)	$7	$(35)	$(117)	$(139)
Loss on debt extinguishment	—	189	—	189
Other - net	(11)	(11)	(21)	(20)
	$(4)	$143	$(138)	$30

(a) Current period gain in Ag Services (Q3 $0 million, YTD $47 million) related principally to realized contingent consideration from the sale of the Company’s equity investment in Gruma S.A.B de C.V. in December 2012 of $48 million partially offset by a $5 million loss on sale of assets, Corn (Q3 $5 million loss & YTD $58 million gain) related principally to finalization of the gain on sale of the Company’s Brazilian sugar ethanol facilities, Wild (Q3 $0 million & YTD $12 million) related to the gain on revaluation of the remaining interest to settlement value in conjunction with the acquisition of the remaining interest in Amazon Flavors, Corporate (Q3 and YTD $5 million loss) related to a loss on sale of an equity investment, and individually insignificant disposal gains in Oilseeds and Other (Q3 $3 million; YTD $5 million). Prior period gain in Ag Services (Q3 $1 million, YTD $29 million) related principally to the gain on revaluation of the Company’s previously held investments in North Star Shipping and Minmetal in conjunction with the acquisition of the remaining interest, Corn (Q3 $2 million, YTD $8 million) related principally to the gain on sale of the lactic business in Q2, and Oilseeds (Q3 $32 million, YTD $102 million) related to the gain on sale of the global cocoa business in Q3 and the Barcarena export terminal transaction in Q2.

Summary of Financial Condition
(Unaudited)

	September 30, 2016	September 30, 2015
	(in millions)
Net Investment In
Cash and cash equivalents (b)	$701	$720
Short-term marketable securities (b)	256	417
Operating working capital (a)	7,328	7,910
Property, plant, and equipment	9,853	9,807
Investments in and advances to affiliates	4,497	3,909
Long-term marketable securities	462	436
Goodwill and other intangibles	3,852	3,306
Other non-current assets	646	374
Net current assets held for sale	—	821
	$27,595	$27,700
Financed By
Short-term debt (b)	$207	$939
Long-term debt, including current maturities (b)	6,866	5,843
Deferred liabilities	2,926	3,040
Temporary equity	40	—
Shareholders’ equity	17,556	17,878
	$27,595	$27,700

(a)
Current assets (excluding cash and cash equivalents, short-term marketable securities, and current assets held for sale) less current liabilities (excluding short-term debt, current maturities of long-term debt, and current liabilities held for sale).

(b)	Net debt is calculated as short-term debt plus long-term debt, including current maturities less cash and cash equivalents and short-term marketable securities.

Summary of Cash Flows
(unaudited)

	Nine months ended September 30
	2016	2015
	(in millions)
Operating Activities
Net earnings	$862	$1,129
Depreciation and amortization	678	658
Asset impairment charges	28	68
Gains on sales of assets/revaluations	(117)	(139)
Other - net	110	(229)
Changes in operating assets and liabilities	(405)	(389)
Total Operating Activities	1,156	1,098

Investing Activities
Purchases of property, plant and equipment	(621)	(819)
Net assets of businesses acquired	(136)	(83)
Proceeds from sale of business/assets	104	594
Marketable securities - net	35	122
Other investing activities	(613)	(121)
Total Investing Activities	(1,231)	(307)

Financing Activities
Long-term debt borrowings	1,036	1,246
Long-term debt payments	(9)	(965)
Net borrowings (payments) under lines of credit	107	834
Purchases of treasury stock	(754)	(1,788)
Cash dividends	(528)	(520)
Other	14	23
Total Financing Activities	(134)	(1,170)

Increase (decrease) in cash and cash equivalents	(209)	(379)
Cash and cash equivalents - beginning of period	910	1,099
Cash and cash equivalents - end of period	$701	$720

Segment Operating Analysis
(unaudited)

	Quarter ended September 30		Nine months ended September 30
	2016	2015	2016	2015
	(in ‘000s metric tons)
Processed volumes
Oilseeds Processing	8,388	8,148	25,137	25,435
Corn Processing	5,794	6,038	16,623	17,049
Total processed volumes	14,182	14,186	41,760	42,484

	Quarter ended September 30		Nine months ended September 30
	2016	2015	2016	2015
	(in millions)
Revenues
Agricultural Services	$6,960	$6,603	$19,827	$21,653
Corn Processing	2,391	2,519	6,950	7,564
Oilseeds Processing	5,775	6,747	16,871	19,862
Wild Flavors and Specialty Ingredients	611	588	1,883	1,876
Other	95	108	314	302
Total revenues	$15,832	$16,565	$45,845	$51,257

Adjusted Earnings Per Share
A non-GAAP financial measure
(unaudited)

	Quarter ended September 30		Nine months ended September 30
	2016	2015	2016	2015

EPS (fully diluted) as reported	$0.58	$0.41	$1.44	$1.80
Adjustments:
LIFO (credit) charge (a)	(0.09)	(0.07)	0.02	(0.01)
Losses (Gains) on sales of assets/revaluations (b)	0.02	(0.04)	(0.15)	(0.15)
Asset impairment, restructuring, and settlement charges (c)	0.08	0.10	0.10	0.14
Loss on debt extinguishment (d)	—	0.19	—	0.19
Effective tax rate adjustment (e)	—	0.01	—	—
Sub-total adjustments	0.01	0.19	(0.03)	0.17
Adjusted earnings per share (non-GAAP)	$0.59	$0.60	$1.41	$1.97

Memo: Timing effects (gain) loss
Cocoa (f)	—	(0.03)	—	(0.02)
Sub-total timing effects	—	(0.03)	—	(0.02)
Adjusted EPS excluding timing effects (non-GAAP)	$0.59	$0.57	$1.41	$1.95

(a)
Current quarter and YTD changes in the Company’s LIFO reserves of $85 million pretax ($53 million after tax), and $17 million pretax, ($11 million after tax), respectively, tax effected using the Company’s U.S. effective income tax rate. Prior quarter and YTD changes in the Company’s LIFO reserves of $75 million pretax ($47 million after tax) and $16 million pretax ($10 million after tax), respectively, tax effected using the Company’s U.S. effective income tax rate.

(b)
Current period loss of $9 million pretax ($9 million after tax), related to a true-up adjustment of the Q2’16 gain on the sale of the Company’s Brazilian sugar ethanol facilities and loss on sale of an equity investment. Current period YTD gain of $109 million pretax ($92 million after tax), primarily related to recovery of loss provisions and gain related to the sale of the Company’s Brazilian sugar ethanol facilities, realized contingent consideration on the sale of the Company’s equity investment in Gruma S.A. de C.V. in December 2012, and revaluation of the remaining interest to settlement value in conjunction with the acquisition of the remaining interest in Amazon Flavors, partially offset by a $5 million pretax ($3 million after tax) loss on sale of assets and a $5 million pretax loss on sale of an equity investment ($5 million after tax), tax effected using the applicable tax rates. Prior period gain of $32 million pretax ($22 million after tax), related to the sale of the global chocolate business, tax effected using the Company’s effective income tax rate. Prior period YTD gains of $133 million pretax ($93 million after tax) also include the revaluation of the Company’s previously held investments in North Star Shipping and Minmetal in conjunction with the acquisition of the remaining interest, the sale of assets to the new Barcarena export terminal joint venture in Brasil, and sale of the lactic business, tax effected using the applicable tax rates.

(c)
Current quarter and YTD charges of $73 million pretax ($48 million after tax) and $98 million pretax ($64 million after tax), respectively, primarily related to legal fees and settlement, impairment of certain long-lived assets and investments, and restructuring charges, tax effected using the applicable tax rates. Prior period charges and YTD charges of $65 million pretax ($61 million after tax) and $96 million pretax ($89 million after tax), respectively, primarily related to impairment of certain long-lived assets and pension settlement, tax effected using the applicable tax rates.

(d)
Debt extinguishment charge of $189 million pretax ($118 million after tax), related to cash tender offers of certain of the Company’s outstanding debentures, tax effected using the Company’s U.S. effective income tax rate.

(e)	Impact to EPS due to the change in annual effective tax rate.

(f)	Cocoa timing effects Q3’15 gains of $31 million pretax ($21 million after tax); YTD’15 gains of $20 million pretax ($14 million after tax), tax effected using the Company’s effective income tax rate.

Adjusted EPS and adjusted EPS excluding timing effects reflect ADM’s fully diluted EPS after removal of the effect on EPS as reported of certain specified items and timing effects as more fully described above. Management believes that these are useful measures of ADM’s performance because they provide investors additional information about ADM’s operations allowing better evaluation of underlying business performance and better period-to-period comparability. These non-GAAP financial measures are not intended to replace or be an alternative to EPS as reported, the most directly comparable GAAP financial measure, or any other measures of operating results under GAAP. Earnings amounts described above have been divided by the company’s diluted shares outstanding for each respective quarter in order to arrive at an adjusted EPS amount for each specified item and timing effect.

Adjusted Return on Invested Capital
A non-GAAP financial measure
(unaudited)

Adjusted ROIC Earnings (in millions)
					Four Quarters
	Quarter Ended				Ended
	Dec. 31, 2015	Mar. 31, 2016	June 30, 2016	Sep. 30, 2016	Sep. 30, 2016

Net earnings attributable to ADM	$718	$230	$284	$341	$1,573
Adjustments:
Interest expense	73	70	65	78	286
LIFO	14	14	88	(85)	31
Other adjustments	(226)	13	(106)	82	(237)
Total adjustments	(139)	97	47	75	80
Tax on adjustments	(135)	(37)	(43)	(22)	(237)
Net adjustments	(274)	60	4	53	(157)
Total Adjusted ROIC Earnings	$444	$290	$288	$394	$1,416

Adjusted Invested Capital (in millions)

	Quarter Ended				Trailing Four
	Dec. 31, 2015	Mar. 31, 2016	June 30, 2016	Sep. 30, 2016	Quarter Average

Equity (1)	$17,899	$17,899	$17,655	$17,538	$17,748
+ Interest-bearing liabilities (2)	5,877	6,646	7,386	7,073	6,746
+ LIFO adjustment (net of tax)	35	44	99	45	56
Other adjustments	(328)	8	(91)	57	(89)
Total Adjusted Invested Capital	$23,483	$24,597	$25,049	$24,713	$24,461

Adjusted Return on Invested Capital					5.8%

(1) Excludes noncontrolling interests
(2) Includes short-term debt, current maturities of long-term debt, capital lease obligations, and long-term debt

Adjusted ROIC is Adjusted ROIC earnings divided by adjusted invested capital. Adjusted ROIC earnings is ADM’s net earnings adjusted for the after tax effects of interest expense, changes in the LIFO reserve and other specified items. Adjusted invested capital is the sum of ADM’s equity (excluding noncontrolling interests) and interest-bearing liabilities adjusted for the after tax effect of the LIFO reserve, and other specified items. Management believes Adjusted ROIC is a useful financial measure because it provides investors information about ADM’s returns excluding the impacts of LIFO inventory reserves and other specified items and increases period-to-period comparability of underlying business performance. Management uses Adjusted ROIC to measure ADM’s performance by comparing Adjusted ROIC to its weighted average cost of capital (WACC). Adjusted ROIC, Adjusted ROIC earnings and Adjusted invested capital are non-GAAP financial measures and are not intended to replace or be alternatives to GAAP financial measures.